Exhibit 107 CALCULATION OF FILING FEE FORM S-8 (Form Type) T. ROWE PRICE GROUP, INC. (Exact name of registrant as specified in its charter) Table 1: Newly Registered Securities Security Type Security Class Title Fee Calculation Rule Amount Registered Proposed Maximum Offering Price Per Unit Maximum Aggregate Offering Price) Fee Rate Amount of Registration Fee Equity Common Stock, $0.20 par value per share 457(c) and 457(h) 3,000,000(1) $122.61(2) $367,830,000 (2) 0.00011020 $40,534.87 Debt Deferred Compensation Obligations 457(h) $350,000,0 00 (3) 100% $350,000,000 (4) 0.00011020 $38,570 Total Offering Amounts $717,830,000 $79,104.87 Total Fee Offsets $⸺ Net Fee Due $79,104.87 (1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock, par value $0.20 per share (“Common Stock”), that become issuable in respect of the securities identified in the above table under the 1986 Employee Stock Purchase Plan, as restated on May 9, 2023 by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of Registrant’s Common Stock. (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The proposed maximum offering price per share is estimated based on the average of the high and low sales prices for the Registrant’s Common Stock as reported by the Nasdaq Global Select Market on August 1, 2023. (3) The Deferred Compensation Obligations are unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the T. Rowe Price Group, Inc. Supplemental Savings Plan (the “Plan”). The amount to be registered represents the dollar amount of the compensation to be deferred and payable in the future in accordance with the Plan and participant elections. (4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon an estimate of the amount of compensation participants may defer under the Plan.